Boumarang Inc.

Subscription Agreement

Name of Subscriber:

Number of Shares Purchased (____):

Subscription Amount ($ 2.00 per share): $

State or Country of Residence:

1.Subscription. The undersigned hereby subscribes to the number of shares set forth above of the common stock of Boumarang Inc. (the "Investment Securities") a corporation organized and existing under the laws of the State of Delaware (the "Company") and agrees to pay for such Investment Securities the amount set forth above in cash or by check subject to collection upon execution of this subscription agreement.

2.Agreements and Understandings of the Undersigned. The undersigned agrees and understands that:

2.1.The undersigned is entitled to full information about the Company and its principals. Written materials describing the Company and the Investment Securities (the "Investment Documents") have been furnished to the undersigned prior to execution of this subscription agreement, and the undersigned has been given the time required to read such materials, alone or with the undersigned's advisor(s).

2.2.If the undersigned has made any deposit, escrow or other payment in whole or in part toward the purchase of the Investment Securities offered hereby before executing this subscription agreement, the undersigned may elect to either: (i) ratify the undersigned's investment and receive a credit in full for such payment by execution of this subscription agreement; or (ii) have returned on demand the full amount of such payment, less distributions received by the undersigned, if any, plus lawful interest, at which time the undersigned will have no interest in or further obligation in regard to the Investment Securities offered hereby.

2.3.The Investment Securities subscribed for herein are being offered and sold pursuant to an effective registration statement on Form S-1 (File No. 333-292164) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Upon issuance, the Investment Securities will be registered under the Securities Act and will be freely transferable, subject to applicable federal and state securities laws, any contractual restrictions (including lock-up agreements, if applicable), and the Company’s governing documents.

2.4.No Federal or state agency has made any finding or determination as to the fairness of the investment, nor recommendation or endorsement, of the Investment Securities.

2.5.If the undersigned is neither a United States citizen nor a resident of the United States, then the undersigned agrees: (a) to supply the Company with any and all information necessary so that the Company may satisfy any and all United States legal reporting requirements; and (b) to indemnify the Company for any liability incurred by the Company as a result of its failure to withhold any taxes or comply with any reporting requirements because the undersigned did not provide the necessary information to the Company to enable it to withhold the necessary taxes or fully comply with such requirements. Furthermore, if the undersigned is a foreign investor who fails to timely file U.S. Internal Revenue Service Form 4224 with the Company (the first such Form must be filed in duplicate with the Company prior to the acceptance of this subscription), the undersigned agrees, at the request of the Company, to execute any and all documents and instruments requested by the Company in order to consummate a sale or disposition of the Investment Securities as required to comply with law.

2.6.If the undersigned is an organization (other than a cooperative described in Section 521 of the Internal Revenue Code of 1986, as amended) whose income from the Company will be exempt from United States income tax, the undersigned shall so advise the Company.

2.7.THE 125,000 SHARES OF COMMON STOCK TO WHICH THIS SUBSCRIPTION RELATES ARE BEING OFFERED AND SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-292164) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SUBSCRIBER SHOULD READ THE PROSPECTUS CONTAINED IN THE REGISTRATION STATEMENT CAREFULLY BEFORE SUBSCRIBING. UPON ISSUANCE, THE SHARES WILL BE REGISTERED SECURITIES AND WILL BE FREELY TRANSFERABLE, SUBJECT TO APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND ANY CONTRACTUAL RESTRICTIONS.

2.8.THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE STATE OR JURISDICTION OF THE UNDERSIGNED'S RESIDENCE NOR HAS THE STATE OR JURISDICTION OF THE UNDERSIGNED'S RESIDENCE PASSED UPON THE ACCURACY OR ADEQUACY OF ANY INFORMATIONAL MATERIALS.

2.9.THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF ANY INFORMATIONAL MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

3.Warranties of the Undersigned.  The undersigned represents and warrants that:

3.1.The undersigned has reached the age of majority in the state or country in which the undersigned resides.

3.2.The undersigned (or the entity for which the undersigned is acting, if any) takes such Investment Securities solely for the account of the name(s) which appear below. The undersigned acknowledges that the Investment Securities are being acquired pursuant to an effective registration statement and will be freely transferable upon issuance, subject to applicable securities laws and any contractual restrictions.

3.3.If a trust, corporation, partnership, or other entity, the undersigned: (i) is duly organized and validly existing under the laws of the state of formation; (ii) is duly authorized and empowered to purchase the Investment Securities; (iii) was not organized exclusively for the purpose of acquiring the Investment Securities and has an independent reason for existence beyond such investment; (iv) has duly authorized the signatory hereto to execute this subscription agreement on behalf of the undersigned, and, upon such execution, the subscription agreement and any related documents shall be a binding obligation of the undersigned; and (v) will, upon request of counsel to the Company, furnish evidence of the representations and warranties of this subparagraph, including certified copies of the certificate (articles) of incorporation, articles of (limited) partnership, or other creating or implementing documents.

3.4.The undersigned, either alone or with an advisor(s), has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the prospective investment, or has relied upon the prospectus forming a part of the Company’s Registration Statement on Form S-1 (File No. 333-292164) in making the decision to invest.

3.5.It has been called to the undersigned's attention that this investment involves a high degree of risk, and no assurances are or have been made regarding the economic advantages, if any, which may inure to the benefit of investors. The economic benefit from an investment in the Investment Securities depends on the ability of the Company to conduct its business activities successfully. The accomplishment of such goals in turn depends on many factors beyond the control of the Company or its management. Accordingly, the suitability for any particular investor of a purchase of the Investment Securities will depend upon, among other things, such investor's investment objectives and such investor's ability to accept speculative risks, including the risk of a total loss of investment in the Investment Securities. The undersigned and the undersigned's advisor(s), if any, have carefully reviewed and understand the risk of, and other considerations relating to, a purchase of the Investment Securities.

3.6.The undersigned is able to bear the economic risks of this investment and has sufficient net worth to sustain a loss of the entire investment in the Company in the event such loss should occur.

3.7.The undersigned and the undersigned's advisor(s), if any, have relied only upon the information contained in the Investment Documents made available to the undersigned and the undersigned's advisor(s). Any other information concerning this offering, whether oral or written, may be incomplete or inaccurate. Only the Investment Documents are intended to be an accurate description of the offering and its terms.

3.8.The Company has answered all inquiries that the undersigned and the undersigned's advisor(s), if any, have made of it concerning the Company or any other matters relating to the business and proposed operation of the Company and the offer and sale of the Investment Securities. No oral statement, printed material, or inducement which is contrary to the information contained in the Investment Documents has been given or made by or on behalf of the Company to the undersigned or the undersigned's advisor(s), if any.

3.9.All of the representations and information provided by the undersigned in this subscription agreement and any additional information which the undersigned has furnished to the Company with respect to the undersigned's financial position and business experience are accurate and complete as of the date that this subscription agreement was executed by the undersigned. If there should be any material adverse change in such representations or information prior to the sale of the Investment Securities subscribed for herein to the undersigned, the undersigned will immediately furnish accurate and complete information concerning any such material change to the Company.

3.10.The undersigned represents, if the undersigned is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), that in making the proposed investment the undersigned is aware of and has taken into consideration the diversification requirements of Section 404(a)(1)(C) of ERISA, and has concluded that the proposed investment is a prudent one.

4."Non-Resident Alien" Status (if applicable). By indication below, the undersigned represents and warrants that the undersigned (or the entity for which the undersigned is acting, if any) is not a citizen of the United States or Canada and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). The undersigned understands that the Company may require additional documentation or information to comply with applicable securities laws and regulations in connection with the issuance of the Investment Securities to non-U.S. persons.

  CHECK HERE IF NOT A CITIZEN/RESIDENT OF THE UNITED STATES OR CANADA.

5.Registered Offering. The investment securities to which this subscription relates are being offered and sold pursuant to an effective registration statement on Form S-1 (File No. 333-292164) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This offering is not being conducted under an exemption from registration, and the Accredited Investor requirements of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission do not apply. The undersigned represents that the undersigned has received and reviewed the prospectus forming a part of the registration statement and has had the opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering and the business, properties, prospects, and financial condition of the Company.

[Intentionally omitted — This offering is made pursuant to an effective registration statement and is not subject to Regulation D Accredited Investor requirements.]

6.Acceptance and Conditions of Investment.

The undersigned agrees and is aware that:

6.1.The Company reserves the unrestricted right to reject any subscription, and no subscription will be binding unless and until accepted by it.

6.2.A notation in substantially the following form will be placed on the books and records of the Company or its transfer agent with respect to the Investment Securities:

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-292164). THESE SHARES ARE FREELY TRANSFERABLE, SUBJECT TO APPLICABLE FEDERAL AND STATE SECURITIES LAWS, ANY CONTRACTUAL RESTRICTIONS, AND THE COMPANY’S GOVERNING DOCUMENTS.

6.3.Because the Investment Securities are being issued pursuant to an effective registration statement, no stop transfer instructions will be placed with respect to the Investment Securities solely on account of their securities law status. The Company or its transfer agent may, however, impose stop transfer instructions as required by applicable law, the Company’s governing documents, or any contractual restrictions applicable to the holder.

7.Accuracy of Information Given. The undersigned certifies that the undersigned has given the information contained herein to the best of the undersigned's knowledge and answers thereto are complete and accurate. The undersigned agrees that the foregoing representations and warranties shall survive the purchase of the Investment Securities as well as any acceptance of this subscription for the Investment Securities.

8.Election of Advisor. The undersigned understands that the undersigned is entitled to be advised by a financial advisor or other professional in deciding to invest. The undersigned acknowledges that, because this offering is made pursuant to an effective registration statement, the Purchaser Representative requirements of Regulation D do not apply. The undersigned has had the opportunity to review the prospectus and to ask questions of the Company prior to making this investment decision.

9.Indemnification. The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties hereof, and hereby agrees to indemnify and hold harmless the Company, its affiliates, attorneys, accountants, agents, employees and any selling security holder from and against any and all loss, damage or liability, including, without limitation, reasonable attorneys fees incurred as a result of such breach, due to or arising out of a breach of any such representations or warranties. This indemnification shall not require that the Company have been determined by any Federal, state, or other authority or person to have qualified for any exemption from the registration provisions of Federal or state securities laws, rules, or regulations.

10.Arbitration. The undersigned hereby agrees that any and all claims (other than claims for injunctive or other equitable relief) now or at any time hereafter as to which the Company, its affiliates, attorneys, accountants, agents or employees and the undersigned, the undersigned's successors or assigns may be adverse parties, whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association. Each party irrevocably consents to the subject matter and personal jurisdiction before the American Arbitration Association. The parties covenant that under no conditions will any of them file any action at law against any other or bring any claim in any forum other than before the American Arbitration Association, and they agree that any litigation, if filed, shall be immediately dismissed upon application and shall be referred for arbitration hereunder with costs and attorneys' fees to the prevailing party. The situs of arbitration and any counterclaims shall be selected by the person against whom arbitration is sought, provided that such situs is within the United States and is the situs of such person's principal residence or place of business. The American Arbitration Association shall determine any dispute concerning situs.

The parties shall restrict themselves to claims for compensatory damages. Any party shall make no claims for lost profits, punitive or similar damages. The parties agree that any award or decision by the American Arbitration Association shall be final and non-appealable except as to errors of law. Any appeal from an award of the arbitrator shall be taken to the appropriate court having jurisdiction over the situs of the arbitration. No bond shall be required of any party on appeal, and no enforcement of the award shall be granted until a determination of the appeal is final or until time to take an appeal has expired. Each party shall pay its own attorneys' fees and costs of the arbitration and any appeal.

The parties and their affiliates intend to deal with all disputes between them by arbitration to the maximum degree allowed by law (including claims against any party's current or former attorneys, accountants, agents, employees, successors or assigns), and if any claim or claims should be held not subject to arbitration, only such claim or claims shall be excluded from this paragraph.

PLEASE EXECUTE THE ATTACHED SIGNATURE PAGE

The investment securities to which this subscription relates are being offered and sold pursuant to an effective registration statement on Form S-1 (File No. 333-292164) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Boumarang Inc.

Signature Page to Subscription Agreement

Name of Subscriber

Street

City, State, Zip Code

Amount of Subscription:  $_______________

By

(Signature)

Date:

Taxpayer Identification Number or

(Social Security number for individuals):

Status (if not individual):

( ) Trust	( ) Corporation
( ) Partnership	( ) Other
( ) IRA	(Describe)

Title to be Taken By (if not individual):

(   ) Joint Tenant with

(Name of co-tenant)

(   ) Other (describe):

Accepted:

Boumarang Inc.

By

CEO

Date: